Exhibit 99.1

Bicycle Therapeutics Announces New Board and Key Clinical Leadership Appointments

Felix J. Baker, Ph.D., to become chairman of Board of Directors

Alessandro Riva, M.D., joins Board of Directors and Fabrice André, M.D., Ph.D., joins Clinical Advisory Board

Eric Westin, M.D., promoted to chief medical officer and Jim MacDonald-Clink promoted to senior vice president, head of business development

CAMBRIDGE, England & BOSTON, March 27, 2025 – Bicycle Therapeutics plc (NASDAQ: BCYC), a pharmaceutical company pioneering a new and differentiated class of therapeutics based on its proprietary bicyclic peptide (Bicycle®) technology, today announced several new governance and key clinical leadership appointments.

Felix J. Baker, Ph.D., will succeed Pierre Legault, BAA, MBA, CPA, CA, as chairman of the Bicycle Therapeutics Board of Directors as Mr. Legault and Richard Kender, MBA, will retire from the Board following the company’s Annual General Meeting on June 17, 2025. In addition, world-renowned oncology experts Alessandro Riva, M.D., and Fabrice André, M.D., Ph.D., have joined the company’s Board of Directors and Clinical Advisory Board, respectively. Furthermore, Eric Westin, M.D., has been promoted to chief medical officer and Jim MacDonald-Clink has been promoted to senior vice president, head of business development, following the transitions of Santiago Arroyo, M.D., Ph.D., chief development officer, and Nigel Crockett, Ph.D., chief business officer, to advisor roles as distinguished fellows.

“It has been a privilege to serve as chairman of the Bicycle Therapeutics Board of Directors for the past six years,” said Pierre Legault. “I have enjoyed working closely with my fellow directors and the management team to transition Bicycle Therapeutics to a public company, optimize its unique technology platform, partner with some of the leading organizations in industry and academia and advance the company’s pipeline of innovative therapies. I am proud to have helped build the strong foundation that I believe positions the company for success, and I wish the company all the best in the future.”

“On behalf of the Board and the entire company, I would like to express my gratitude to Pierre for his many years of service and leadership, which have been valuable to our company and its shareholders, and to me as CEO. I would also like to welcome Alessandro and Fabrice, both of whom are distinguished leaders in oncology and bring extensive research and development expertise, and congratulate Felix, Eric and Jim on their new appointments. Additionally, I’d like to recognize Richard, Santiago and Nigel for their dedication to the company and thank them for their service,” said Bicycle Therapeutics CEO Kevin Lee, Ph.D. “These changes strengthen our expertise in oncology and signify our intention to become a leader in cancer drug development. Together, we will work to deliver on our ambitious goal to develop innovative new medicines that have the potential to help patients live longer and live well.”

Felix J. Baker, Ph.D., is a managing member of Baker Bros. Advisors LP, a biotechnology-focused investment adviser that he founded with his brother in 2000. Dr. Baker also serves on the Boards of Directors of Kodiak Sciences, Kiniksa Pharmaceuticals, IGM Biosciences and Kymera Therapeutics. He holds a B.S. and a Ph.D. in immunology from Stanford University, where he also completed two years of medical school.

Alessandro Riva, M.D., is the chairman and CEO of Transgene, a biotechnology company developing immunotherapies for cancer, and he serves on the Boards of Directors of Century Therapeutics and BeiGene. Previously, he served as CEO of Intima Bioscience, CEO of Ichnos Sciences and executive vice president and global head of oncology therapeutics and cell and gene therapy of Gilead Sciences, where he led the company’s acquisition of Kite Pharma. Dr. Riva also was the executive vice president and global head of oncology development and medical affairs at Novartis Pharmaceuticals and was ad interim president of Novartis Oncology during the acquisition of GSK Oncology. He previously held roles at Farmitalia Carlo Erba, Rhône-Poulenc Rorer and Aventis, and he co-founded the Breast Cancer International Research Group and the Cancer International Research Group, where he served as CEO. Dr. Riva received his degree in medicine and surgery and a board certification in oncology and hematology from the University of Milan.

Fabrice André, M.D., Ph.D., is the director of research at Gustave Roussy, steering the institute’s research strategy and coordinating its medical-scientific research programs. A medical oncologist specializing in breast cancer and professor of medicine at the University of Paris-Saclay, his work involves a number of complementary areas of oncology research ranging from basic to clinical research as well as bioinformatics and biotechnologies. Professor André is currently president of the European Society for Medical Oncology and is an editorial board member of the Annals of Oncology, serving as associate editor since 2014 and editor-in-chief from 2017-2023.

Eric Westin, M.D., has more than 40 years of experience in oncology research and drug development. Prior to joining Bicycle Therapeutics, Eric was vice president of clinical development and translational sciences of ImmunoGen, a biotechnology company focused on the development of antibody-drug conjugate therapeutics for the treatment of cancer, through its acquisition by AbbVie. He also held roles of increasing responsibility at Takeda Pharmaceuticals, Takeda Oncology (a subsidiary of Takeda Pharmaceuticals) and Lilly. Prior to joining industry, Eric supported clinical trials at the National Institutes of Health, was a professor of medicine at West Virginia University and Virginia Commonwealth University and served in the U.S. Public Health Service. Eric earned a B.S. in biology from Rensselaer Polytechnic Institute and an M.D. from Albany Medical College and holds board certifications in internal medicine and medical oncology.

Jim MacDonald-Clink has more than 30 years of experience in acquisitions, licensing and strategic partnering initiatives. He joined Bicycle Therapeutics in 2022 as vice president of business development and led and supported several transactions, including the company’s radiopharmaceuticals collaborations with Novartis and Bayer. Previously, Mr. MacDonald-Clink led business development at Arecor Limited where he completed numerous transactions to support company growth, drive early revenue and leverage the capabilities of the company’s technology platform. Earlier in his career, he held roles of increasing responsibility at Mundipharma International, Astellas Pharma and Fujisawa Pharmaceutical Company (acquired by Astellas Pharma) and worked as part of research and development, medical and commercial teams. Prior to joining industry, Mr. MacDonald-Clink supported clinical research at the Institute of Cancer Research and the Great Ormond Street Institute of Child Health in the UK. He holds a B.S. in medicinal chemistry from University College London.

About Bicycle Therapeutics

Bicycle Therapeutics is a clinical-stage pharmaceutical company developing a novel class of medicines, referred to as Bicycle® molecules, for diseases that are underserved by existing therapeutics. Bicycle molecules are fully synthetic short peptides constrained with small molecule scaffolds to form two loops that stabilize their structural geometry. This constraint facilitates target binding with high affinity and selectivity, making Bicycle molecules attractive candidates for drug development. The company is evaluating zelenectide pevedotin (formerly BT8009), a Bicycle® Drug Conjugate (BDC™) targeting Nectin-4, a well-validated tumor antigen; BT5528, a BDC molecule targeting EphA2, a historically undruggable target; and BT7480, a Bicycle Tumor-Targeted Immune Cell Agonist® (Bicycle TICA®) targeting Nectin-4 and agonizing CD137, in company-sponsored clinical trials. Additionally, the company is developing Bicycle® Radioconjugates (BRC®) for radiopharmaceutical use and, through various partnerships, is exploring the use of Bicycle® technology to develop therapies for diseases beyond oncology.

Bicycle Therapeutics is headquartered in Cambridge, UK, with many key functions and members of its leadership team located in Cambridge, Mass. For more information, visit www.bicycletherapeutics.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the Bicycle’s intention to become a leader in cancer drug development; Bicycle’s ability to achieve its goal to develop innovative new medicines; and the use of Bicycle Therapeutics’ technology through various partnerships to develop potential therapies in diseases beyond oncology. Bicycle Therapeutics may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: uncertainties inherent in research and development and in the initiation, progress and completion of clinical trials and clinical development of Bicycle Therapeutics’ product candidates; the risk that Bicycle Therapeutics may not realize the intended benefits of its partnerships; the risk that Bicycle Therapeutics may not achieve any of its clinical development strategies; and other important factors, any of which could cause Bicycle Therapeutics’ actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in Bicycle Therapeutics’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 25, 2025, as well as in other filings Bicycle Therapeutics may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Bicycle Therapeutics expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

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Investors:

Stephanie Yao

SVP, Investor Relations and Corporate Communications

stephanie.yao@bicycletx.com

857-523-8544

Matthew DeYoung

Argot Partners

ir@bicycletx.com

212-600-1902

Media:

Jim O’Connell
Weber Shandwick
media@bicycletx.com
312-988-2343